UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 6, 2012

Net Element, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51108	20-0715816
(State or other jurisdiction of incorporation)	(Commission (File Number)	(I.R.S. Employer Identification No.)

1450 S. Miami Avenue, Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 507-8808

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Krutoy Subscription Agreement

As contemplated by the Joint Venture Agreement entered into on April 6, 2012 between Net Element, Inc. (the “Company”) and Igor Yakovlevich Krutoy, on June 6, 2012, the Company entered into a Subscription Agreement with Mr. Krutoy, pursuant to which Mr. Krutoy purchased 13,333,333 shares of common stock of the Company for an aggregate purchase price of $2 million, or approximately $0.15 per share.

Lappenbusch Employment Agreement

On June 6, 2012, the Company entered into a letter agreement (the “Agreement”) with its President and Chief Operating Officer, Richard Lappenbusch, which amends and restates that certain Offer Letter dated February 13, 2011 entered into between the Company and Mr. Lappenbusch. Pursuant to the Agreement, Mr. Lappenbusch’s position with the Company changed to Executive Vice President and Chief Strategy Officer. Mr. Lappenbusch’s annual base salary under the Agreement is $200,000, with a guaranteed bonus of $50,000 contingent upon him not voluntarily resigning (other than due to an involuntary termination as set forth in the Agreement), and he is eligible for a performance-based bonus at the sole discretion of the Company’s board of directors. Mr. Lappenbusch agreed to cancel all incentive stock options previously awarded to him by the Company, as well as all unvested shares of restricted stock previously awarded to him in excess of 2,067,166 shares, in each case effective immediately. Mr. Lappenbusch’s remaining 2,067,166 unvested shares of restricted stock will vest in full upon the termination of the Agreement on December 28, 2012 or his dismissal with or without cause, whichever happens first. The employment term under the Agreement expires December 28, 2012, after which Mr. Lappenbusch’s employment will be at will. If Mr. Lappenbusch is terminated prior to December 28, 2012 without cause or due to death or disability or due to an involuntary termination, then he will be entitled to his remaining base salary through December 28, 2012, his guaranteed bonus and his remaining 2,067,166 unvested shares of restricted stock will vest immediately upon termination.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures contained under Item 1.01 under the heading “Lappenbusch Employment Agreement” are incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Subscription Agreement dated June 6, 2012 between Net Element, Inc. and Igor Yakovlevich Krutoy
10.2	Letter Agreement dated June 6, 2012 between Net Element, Inc. and Richard Lappenbusch, amending and restating the Offer Letter dated February 13, 2011 between Net Element, Inc. and Richard Lappenbusch

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET ELEMENT, INC.

Date: June 11, 2012	By:	/s/ Jonathan New
Name: Jonathan New Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Subscription Agreement dated June 6, 2012 between Net Element, Inc. and Igor Yakovlevich Krutoy
10.2	Letter Agreement dated June 6, 2012 between Net Element, Inc. and Richard Lappenbusch, amending and restating the Offer Letter dated February 13, 2011 between Net Element, Inc. and Richard Lappenbusch